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                                                         EXHIBIT 21

              GENCOR INDUSTRIES, INC. AND SUBSIDIARIES

                   SUBSIDIARIES OF THE REGISTRANT


All of the operating subsidiaries of Gencor Industries, Inc., a Delaware Corporation, listed below are included in the Consolidated Financial
Statements:

                                        State in Which      Country in Which
                                         Incorporated         Incorporated
                                        --------------      ----------------


General Combustion Corporation              Florida

Gencor Systems Inc.                         Florida

Thermotech Systems Corporation              Florida

General Combustion Limited                                       England

Genco-Sellers, Inc.                       Pennsylvania

Bituma-Stor, Inc.                             Iowa

Bituma Corporation                         Washington

The Davis Line, Inc.                        Indiana

Equipment Services Group, Inc.              Florida